As filed with the Securities and Exchange Commission on February 10, 2000 Registration No. 333-96529

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


SIMIONE CENTRAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)
8082
(Primary Standard Industrial
Classification Code Number)
22-3209241
(I.R.S.  Employer Identification No.)

6600 Powers Ferry Road
Atlanta, Georgia  30339
(770) 644-6700
(Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

R. BRUCE DEWEY
President and Chief Executive Officer
6600 Powers Ferry Road
Atlanta, Georgia  30339
(770) 644-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Robert F. Dow, Esq.
Arnall Golden & Gregory, LLP
2800 One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3450
(404) 873-8500

Francis Fitzpatrick, Esq.
Baker & McKenzie
815 Connecticut Avenue
Suite 900
Washington, D.C. 20006
(202) 452-7051



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement and the effective time of the merger of MCS, Inc., a Pennsylvania corporation ("MCS"), with and into Simione Central Holdings, Inc., a Delaware corporation ("Simione" or the "Registrant") as described in the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement among Simione, MCS, Mestek, Inc. and certain major stockholders of Mestek dated as of October 25, 1999 (the "Merger Agreement"), attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

The Registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.




PART II

INFORMATION NOT REQUIRED IN PROSPECTUS Item 20. Indemnification of Officers and Directors
 Simione is  organized  under the laws of the State of  Delaware.  The
Delaware  General  Corporation  Law, as amended (the  "DGCL"),  provides  that a
Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a Corporate Agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify the Corporate Agent for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted against and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the DGCL.

As permitted by the DGCL, the Simione's Certificate of Incorporation, as amended, and Bylaws, as amended, contain a provision which limit the personal liability of directors for monetary damages for breach of their fiduciary duties as directors except to the extent such limitation of liability is prohibited by the DGCL. In accordance with the DGCL, these provisions do not limit the liability of any director for any breach of the director's duty of loyalty to the Simione or its stockholders; for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for certain unlawful payments of dividends or stock repurchases under Section 174 of the DGCL; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of Simione or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposes on a director under the federal securities laws.

In addition, Simione's Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the indemnification of directors and officers for certain fines, liabilities, costs and expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers to the fullest extent authorized by the DGCL.

Item 21.  Exhibits and Financial Statement Schedules

        (a)     Exhibits

                5.1*    Opinion of Arnall Golden & Gregory, LLP with respect to legality of the securities to be registered

                8.1*    Opinion of Baker & McKenzie regarding tax matters

                23.1*   Consent of Arthur Andersen LLP

                23.2 ** Consent of Ernst & Young LLP

                23.3*   Consent of Grant Thornton, LLP

                23.4    Consent of Arnall Golden & Gregory, LLP (included in the opinion filed as Exhibits 5.1 to this Registration
                        Statement)

                23.5    Consent of Baker & McKenzie (included in the opinion filed as Exhibit 8.1 to this Registration Statement)

                24.1    Powers of Attorney (inclFiled herewith.uded in the signature page of this Registration Statement)

                99.1    Second Amended and Restated Agreement and Plan of Merger, dated as of October 25, 1999, by and between
                          Simione, MCS, Inc., Mestek, Inc. and certain major stockholders of Mestek, Inc. (attached as Appendix
                          A to the Proxy Statement/Prospectus included as a part of this Registration Statement)

                99.2    Form of Warrant exercisable by Mestek, Inc. (incorporated herein by reference to Exhibit 10.2 to the
                         Registrant's Current report on Form 8-K filed on September 15, 1999)

                99.3    Form of Merger Option Agreement between Registrant and Mestek, Inc. (incorporated herein by reference to
                         Exhibit 10.2 to the Registrant's Current report on Form 8-K filed on September 15, 1999)

                99.4*   Form of Proxy Card for Simione Central Holdings Inc. Stockholders Meeting

                99.5*   Form of Proxy Card for MCS, Inc. Stockholders Meeting

                _____________
                * Previously filed
                ** Filed herewith
        (b)     Financial Statement Schedules - None

Item 22. Undertakings

        (a)     The undersigned Registrant hereby undertakes as follows:

                1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)     To include any prospectus required by section
                               10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3.      To remove from registration by means of a post-effective
                          amendment any of the securities being registered which
                         remain unsold at the termination of the offering.

                4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain
                       the information called for by the applicable registration
                        form with respect to reofferings by persons who may be
                        deemed underwriters, in addition to the information called for by the other items of the applicable form.

5. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification again liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the tenth day of February, 2000.

                                                 Simione Central Holdings, Inc.

                                                 By:    /s/ George M. Hare
                                                          George M. Hare
                                                        Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE
TITLE
DATE



         *
R. Bruce Dewey
President and Chief Executive Officer (principal executive officer) February 10, 2000



         *
Barrett C. O'Donnell
Chairman of the Board of Directors
February 10, 2000



/s/ George M. Hare
George M. Hare
Chief Financial Officer and Treasurer (principal financial and accounting officer)
February 10, 2000



          *
William J. Simione, Jr.
Executive Vice President
February 10, 2000



          *
Murali Anantharaman
Director
February 10, 2000



           *
Gary M. Bremer
Director
February 10, 2000



           *
James A. Gilbert
Director
February 10, 2000



           *
Greg Wilson
Director
February 10, 2000



           *
Daniel J. Mitchell
Director
February 10, 2000



           *
Jesse I. Treu
Director
February 10, 2000

*  By /s/ George M. Hare
        George M. Hare
        Attorney-in-Fact
        February 10, 2000

EXHIBIT INDEX


        (a)     Exhibits

                5.1*    Opinion of Arnall Golden & Gregory, LLP with respect to legality of the securities to be registered

                8.1*    Opinion of Baker & McKenzie regarding tax matters

                23.1*   Consent of Arthur Andersen LLP

                23.2 ** Consent of Ernst & Young LLP

                23.3*   Consent of Grant Thornton, LLP

                23.4    Consent of Arnall Golden & Gregory, LLP (included in the opinion filed as Exhibits 5.1 to this Registration
                          Statement)

                23.5    Consent of Baker & McKenzie (included in the opinion filed as Exhibit 8.1 to this Registration Statement)

                24.1    Powers of Attorney (included in the signature page of this Registration Statement)

                99.1    Amended and Restated Agreement and Plan of Merger, dated as of October 25, 1999, by and between Simione,
                         MCS, Inc., Mestek, Inc. and certain major stockholders of Mestek, Inc. (attached as Appendix A to the Proxy
                         Statement/Prospectus included as a part of this Registration Statement)

                99.2    Form of Warrant exercisable by Mestek, Inc. (incorporated herein by reference to Exhibit 10.2 to the
                         Registrant's Current report on Form 8-K filed on September 15, 1999)

                99.3    Form of Merger Option Agreement between Registrant and Mestek, Inc. (incorporated herein by reference to
                         Exhibit 10.2 to the Registrant's Current report on Form 8-K filed on September 15, 1999)

                99.4*   Form of Proxy Card for Simione Central Holdings Inc. Stockholders Meeting

                99.5*   Form of Proxy Card for MCS, Inc. Stockholders Meeting


                *   Previously filed
                ** Filed herewith.